EXHIBIT 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

OCTOBER 8, 2007

CONTACTS:

JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2007 THIRD

QUARTER FINANCIAL AND OPERATIONAL RESULTS RELEASE

DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, OCTOBER 8, 2007 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2007 third quarter financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Tuesday, November 6, 2007.

The company has also scheduled a conference call to discuss the release for Wednesday morning, November 7, 2007 at 9:00 am EST. The telephone number to access the conference call from within the United States is 800-591-6945 and from outside the U.S. is 617-614-4911. The passcode for the call is 74141697. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on November 7, 2007 and will run through midnight Wednesday, November 21, 2007. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is 617-801-6888. The passcode for the replay is 45774944.

The conference call will also be webcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting the “News & Events” section. The webcast of the conference call will be available on the company’s website indefinitely.

Chesapeake Energy Corporation is the largest independent producer and third-largest overall producer of natural gas in the United States. Headquartered in Oklahoma City, the company’s operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Fort Worth Barnett Shale, Fayetteville Shale, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast, Ark-La-Tex and Appalachian Basin regions of the United States. The company’s Internet address is www.chkenergy.com.